UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2026

NETCAPITAL INC.

(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2026, Netcapital Inc. (the “Company”) closed the first tranche of the transactions contemplated by a Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 13, 2026, with Hinterland Partners LLC, a Delaware limited liability company (“Hinterland”).

Pursuant to the Purchase Agreement, the Company issued to Hinterland a promissory note dated October 13, 2026 in the aggregate principal amount of up to $641,936.66, for an aggregate purchase price of up to $577,743.00, reflecting an original issue discount of up to $64,193.66 (the “Note”), to be funded in up to two tranches. At the closing of the first tranche, Hinterland paid a purchase price of $402,743.00, and the outstanding principal amount of the Note became $447,492.22 (the “First Tranche”).

If, within 90 calendar days after the date of the Purchase Agreement, (i) no event of default (or event that with the passage of time would be an event of default) has occurred under the Note, (ii) the Company has not breached the transaction documents, (iii) the Company’s common stock remains listed on the Nasdaq Capital Market, and (iv) the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934, as amended, including by filing its Annual Report on Form 10-K for the fiscal year ended April 30, 2026 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026 (the “Delinquent Filings”), Hinterland is required to fund a second tranche with a purchase price of $175,000.00 (the “Second Tranche”) within five business days after satisfaction of such conditions. Upon the closing of the Second Tranche, the principal amount of the Note will increase by $194,444.44 and accrued interest will increase by $23,333.33.

The Note bears a one-time interest charge of 12% on the principal amount of each tranche (up to $77,032.39 in the aggregate), of which $53,699.06 is attributable to the First Tranche. Each tranche matures 12 months after the date on which such tranche is funded. The Note is secured by a pledge of 3,209,685 shares of Class A common stock of KingsCrowd, Inc. held by the Company, pursuant to a Pledge Agreement, dated as of October 13, 2026, among the Company, Hinterland and KingsCrowd, Inc. (the “Pledge Agreement”).

Upon an event of default under the Note, in addition to its other remedies, Hinterland will be entitled to exercise the voting rights with respect to the pledged shares and will have a continuing option to transfer ownership of up to all of the pledged shares to itself, in which case the outstanding balance of the Note will be reduced by $0.18 for each pledged share transferred.

At any time on or prior to the 180th calendar day after the funding date of each tranche, the Company has a one-time right, upon five trading days’ prior written notice, to prepay such tranche by paying 99% of the outstanding principal amount and 100% of the accrued and unpaid interest of such tranche, plus $750.00 for administrative fees. Hinterland may convert all or any portion of such amount during the notice period.

If the Company or any of its subsidiaries receives cash proceeds from any source while the Note is outstanding, including from customer payments, equity or debt issuances or asset sales, the Company must notify Hinterland or publicly disclose such receipt within one business day, and Hinterland may require the Company to apply up to 30% of such proceeds to repay the Note.

Amounts not paid when due bear default interest at the lesser of 18% per annum and the maximum amount permitted by law.

The Note is convertible at Hinterland’s option at any time on or after the issue date into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Hinterland may deduct $1,950.00 from the conversion amount of each conversion to cover its fees.

The conversion price is 85% of the lowest traded price of the Common Stock on the principal market during the seven trading days immediately preceding the applicable conversion date, subject to adjustment. If the conversion price would be less than the par value of the Common Stock, Hinterland may elect to convert at par value with a corresponding increase to the conversion amount. The conversion price is also subject to reduction, at Hinterland’s option, to the effective price of any subsequent issuance of Common Stock or Common Stock equivalents at a lower price, subject to limited exceptions.

The Note contains a 4.99% beneficial ownership limitation. The Company is required to reserve for issuance upon conversion of the Note the greater of 5,000,000 shares of Common Stock and four times the number of shares issuable upon full conversion of the Note at the then-applicable conversion price.

As additional consideration for each tranche, the Company is required to issue to Hinterland, on the funding date of such tranche, a number of shares of Common Stock (the “Commitment Shares”) equal to 20% of the principal amount of such tranche divided by the closing price of the Common Stock on the trading day immediately preceding such funding date. In connection with the First Tranche, the Company issued 64,387 Commitment Shares to Hinterland.

If the issuance of Commitment Shares for any tranche would cause Hinterland’s beneficial ownership to exceed the 4.99% beneficial ownership limitation, the Company will instead issue to Hinterland a common stock purchase warrant to purchase an equal number of shares of Common Stock at an initial exercise price of $0.01 per share (the “Warrants,” and together with the Note, the Commitment Shares, the shares issuable upon conversion of the Note and the shares issuable upon exercise of the Warrants, the “Securities”).

Under the Purchase Agreement, the aggregate number of shares of Common Stock that may be issued to Hinterland under the transaction documents is limited to 1,603,685 shares (the “Exchange Cap”) unless shareholder approval is obtained in accordance with Nasdaq Rule 5635(d), subject to adjustment. The Purchase Agreement requires the Company to hold a special meeting of shareholders on or before the date that is 180 calendar days after the date of the Purchase Agreement for the purpose of obtaining such shareholder approval.

The Purchase Agreement provides that the Company will use the proceeds for business development and general working capital, subject to specified restrictions.

The Purchase Agreement and the Note contain customary and transaction-specific covenants, including transfer agent instructions, legal counsel opinion provisions, public information covenants (including cash payments equal to 3% of the purchase price for public information failures, subject to an exception for the Delinquent Filings if filed within 90 calendar days after the date of the Purchase Agreement), piggy-back registration rights, a right of participation in subsequent financings and a prohibition on variable rate transactions, in each case for the later of 18 months after the date of the Purchase Agreement and the date the Note is extinguished, a most favored nation provision, a requirement to purchase directors’ and officers’ insurance within 60 calendar days after closing, and restrictions on capital stock distributions, stock repurchases and debt repayments, asset sales, affiliate loans, Section 3(a)(9) and 3(a)(10) transactions, and merchant cash advance and similar transactions.

The Note contains events of default including, without limitation, payment defaults, failure to deliver conversion shares or maintain the required share reserve, breach of covenants, breach of representations and warranties, receivership, judgments in excess of $100,000, bankruptcy or insolvency events, failure to comply with Exchange Act reporting requirements at any time after February 9, 2027, liquidation, cessation of operations, failure to maintain material assets, restatement of financial statements, transfer-agent-related defaults, cross-default, consummation of a variable rate or prohibited transaction, transmission of material non-public information not cured by a same-day Form 8-K, unavailability of Rule 144 beginning six months after the issue date, trading suspension, halt or delisting, and failure to maintain a market capitalization of at least $3,000,000.

Upon an event of default, the Note becomes immediately due and payable in an amount equal to the then-outstanding principal amount plus accrued interest, including default interest, multiplied by 150%, plus costs of collection. Hinterland may, in its sole discretion, convert all or any portion of the Note, including the default amount, into Common Stock pursuant to the terms of the Note.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrants and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, the form of Warrant and the Pledge Agreement, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Securities were offered and sold in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. Hinterland represented that it is an accredited investor and acquired the Securities for investment purposes. The Company did not use general solicitation or general advertising in connection with the offering.

Enclave Capital LLC acted as placement agent in connection with the transaction, and $17,500 was withheld from the purchase price to cover fees owed by the Company to the placement agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Promissory Note, dated October 13, 2026, issued by Netcapital Inc. to Hinterland Partners LLC
4.2	Form of Common Stock Purchase Warrant issued by Netcapital Inc. to Hinterland Partners LLC
10.1	Securities Purchase Agreement, dated as of October 13, 2026, by and between Netcapital Inc. and Hinterland Partners LLC
10.2	Pledge Agreement, dated as of October 13, 2026, by and among Netcapital Inc., Hinterland Partners LLC and KingsCrowd, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETCAPITAL INC.
(Registrant)

Dated: October 20, 2026	By:	/s/ Todd Violette
	Name:	Todd Violette
	Title:	Chief Executive Officer